SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 7, 2005

(Date of earliest event reported)

UNIVERSAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-652	54-0414210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(804) 359-9311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 7, 2005, the Registrant entered into a Credit Agreement (the “Credit Agreement”), dated as of January 7, 2005, among the Registrant, as Borrower; certain domestic subsidiaries of the Borrower as may from time to time become parties thereto, as Guarantors; the banks named therein as Lenders; Wachovia Bank, National Association, as Administrative Agent; ABN Amro Bank N.V., Deutsche Bank Luxembourg S.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International” New York Branch, and UBS Securities LLC, as Syndication Agents; and AgFirst Farm Credit Bank, as Documentation Agent. The Credit Agreement provides for a credit facility of up to an aggregate of $500 million (the “New Credit Facility”). The maturity date of the New Credit Facility is January 7, 2010. Borrowings under the New Credit Facility will bear interest at variable rates, based on either LIBOR plus a negotiated spread (initially 0.75%) or the higher of the federal funds rate plus 0.5% and Prime rate each plus a negotiated spread (initially 0.0%). The Registrant pays a facility fee on the New Credit Facility. Loans made under the New Credit Facility may be used for commercial paper backup, to refinance certain existing indebtedness, to provide general working capital, or for general corporate purposes.

As a condition of closing the New Credit Facility, the Registrant terminated an existing, undrawn $250 million revolving credit facility and repaid $103 million outstanding under a term loan, each of which would have matured on April 7, 2006. As of January 13, 2005, the Registrant had $66 million outstanding under the New Credit Facility. The proceeds from this borrowing and additional funds from the Registrant were used to repay the term loan.

Under the terms of the Credit Agreement, the Registrant must maintain certain levels of tangible net worth and observe restrictions on debt levels.

The Credit Agreement is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

No.	Description
99.1	Credit Agreement, dated as of January 7, 2005, among the Registrant, as Borrower; certain domestic subsidiaries of the Borrower as may from time to time become parties thereto, as Guarantors; the banks named therein as Lenders; Wachovia Bank, National Association, as Administrative Agent; ABN Amro Bank N.V., Deutsche Bank Luxembourg S.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International” New York Branch, and UBS Securities LLC, as Syndication Agents; and AgFirst Farm Credit Bank, as Documentation Agent.*

*	Filed Herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION
(Registrant)

Date: January 13, 2005	By:	/s/ George C. Freeman, III
George C. Freeman, III
General Counsel and Secretary

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Exhibit Index

Exhibit Number	Document

99.1	Credit Agreement, dated as of January 7, 2005, among the Registrant, as Borrower; certain domestic subsidiaries of the Borrower as may from time to time become parties thereto, as Guarantors; the banks named therein as Lenders; Wachovia Bank, National Association, as Administrative Agent; ABN Amro Bank N.V., Deutsche Bank Luxembourg S.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International” New York Branch, and UBS Securities LLC, as Syndication Agents; and AgFirst Farm Credit Bank, as Documentation Agent.

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